Exhibit 99.1

Fortune Brands Reports Fourth Quarter and Full-Year 2009 Results

  Sales and Earnings Turn Positive in Fourth Quarter
  Earnings and Cash Flow Exceed High End of Target Ranges
  New Products, Cost Containment & Stabilizing Home Products Market Enhance Performance in Challenging Economy

DEERFIELD, Ill.--(BUSINESS WIRE)--January 29, 2010--Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the fourth quarter and full-year 2009. Reflecting higher sales of spirits and golf products and stabilizing market conditions for home products, the company reported its first quarterly sales increase in the past eight quarters. Net sales were up 1% for the quarter and were down 12% for the full year.

Reported fourth quarter earnings were $0.08 per diluted share, an improvement of $1.96 versus the year-ago quarter due to lower charges in the current period. Reported full-year earnings for 2009 were $1.60 per diluted share, up from $1.03 for continuing operations in 2008.

On a before charges/gains basis, diluted EPS increased 3% to $0.66 for the fourth quarter and was $2.43 for the full year. These results exceeded the company’s most recent target for diluted EPS before charges/gains to be in the range of $2.10-2.30 for 2009.

Strong Close to 2009

“Fortune Brands is emerging from the recession in a strong position, and we closed 2009 with our best quarter of the year,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “Total sales turned positive in the quarter, each of our businesses performed above our fourth-quarter profit expectations, and we delivered results above the top end of our full-year target ranges for EPS and free cash flow. While consumers remain cautious, particularly when it comes to big-ticket discretionary purchases, we’ve continued to see stabilization in the home products market. We’re on offense in all of our businesses with a focus on outperforming our categories, investing to grow profitable market share and leveraging our lower cost structures. Notably, these initiatives helped our home and security business deliver operating income growth in the quarter.

“Our foundation of enduring and trusted brands, combined with our brand-building and new-product initiatives, continued to benefit us in the fourth quarter,” Carbonari said. “Despite challenges in select international markets, total spirits sales were higher in the quarter on gains for Jim Beam and Maker’s Mark in the U.S., and the benefit of the weaker U.S. dollar. Our home and security business delivered its best performance in eight quarters, led by a high-single-digit sales increase for Moen and a strong double-digit gain for Simonton Windows. While our golf business faced low operating leverage in its seasonally smallest quarter, double-digit sales increases for Titleist golf balls and FootJoy shoes, along with strong growth in Asia, helped our golf brands outperform the market. Each of our businesses also demonstrated impressive management of cash and working capital. Cash management, which included a full-year reduction of approximately $250 million in working capital, helped Fortune Brands generate $572 million of free cash in 2009.”

For the fourth quarter:

  Net income was $11.5 million ($0.08 per diluted share) versus a loss of $281.3 million ($1.88 per diluted share) in the year-ago quarter.
    Comparisons were favorably impacted by lower net charges versus the year-ago period. In the current-year period, the company recorded a net charge of $0.58 per share, reflecting non-cash write-downs of $66.8 million after tax (principally related to more moderate industry expectations for future growth of the tequila category), and restructuring and restructuring-related charges of $21.9 million after tax.
  Excluding charges and gains in both the current and prior-year periods, diluted EPS was $0.66, up 3% from $0.64 in the year-ago quarter.
  Net sales were $1.80 billion, up 1%.
    Foreign exchange benefited net sales by 3%.
    Comparable net sales by business unit were: spirits down 4%; home & security down 4%; golf up 2%. Comparable net sales exclude excise taxes, foreign exchange, acquisitions/divestitures, and the impact of required accounting related to spirits route-to-market initiatives.
  Operating income was $47.3 million.
    Operating income before charges was $181.7 million.

For the full year 2009:

  Net income from continuing operations was $242.8 million, or $1.60 per diluted share, up from $1.03 in 2008.
  Diluted EPS before charges/gains was $2.43, down 35% from $3.75 in 2008.
  Net sales were $6.69 billion, down 12%.
  Operating income was $505.2 million.
    Operating income before charges was $718.9 million.
  Free cash flow was $572 million after dividends and net capital expenditures.
  Return on equity before charges/gains was 7%.
  Return on invested capital before charges/gains was 5%.

Outlook for 2010

“Fortune Brands enters 2010 with strong brands, efficient cost structures and teams built to win,” Carbonari continued. “Our goals in the year ahead are to return to growth in earnings per share before charges/gains, outperform our markets in growth and returns, and generate strong free cash flow. We’ve been proactive in the marketplace and on the cost side throughout the downturn, and we see the front end of a recovery as an excellent time to invest to fuel further momentum and gain long-term competitive advantage across our businesses. We intend to boost brand-building investment in 2010, with the level dependent on the extent of consumer recovery and our earnings growth as the year unfolds.

“While we are encouraged by the macroeconomic improvement in the fourth quarter, we believe consumers will remain cautious while employment, credit markets, home values and consumer confidence continue to mend. Accordingly, we’re currently targeting to deliver diluted EPS before charges/gains for 2010 in the range of $2.30 to $2.80. We begin 2010 with an assumption that the markets for each of our three brand groups will be flat to up at a low-single-digit rate. We also expect that higher costs for energy and raw materials will likely offset the expected benefits of foreign exchange,” said Carbonari.

“Looking at the first quarter, earnings could be lower year over year, reflecting the impact of substantially higher brand investment in spirits versus the low level in the first quarter of 2009, as well as the final quarter of incremental costs associated with our international route-to-market transition.

“Over the longer term, we’re strongly positioned to accelerate growth as we benefit from our attractive consumer categories, powerful brand positions, flexible supply chains and the leverage of our lower cost base as consumer demand builds,” Carbonari concluded.

The company also announced that it is targeting to deliver free cash flow (cash flow from operations less net capital expenditures) in the range of $375-475 million in 2010, which would represent an earnings-to-free-cash-flow conversion rate of more than 100%. Using the company’s prior free cash flow measure that was after both dividends and net capital expenditures, the company’s target would be in the range of $260-360 million at the current dividend rate.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the company’s spirits business organization, including its U.S. and international distribution structure; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	% Change	2009	2008	% Change

Net Sales	$1,797.1	$1,785.6	0.6	$6,694.7	$7,608.9	(12.0)

Cost of goods sold	951.9	951.1	0.1	3,521.5	4,031.3	(12.6)

Excise taxes on spirits	139.3	157.5	(11.6)	489.3	503.8	(2.9)

Advertising, selling, general
and administrative expenses	515.7	467.1	10.4	1,931.3	1,973.9	(2.2)

Amortization of intangibles	8.5	12.3	(30.9)	33.7	49.6	(32.1)

Asset impairment charges	92.5	461.2	(79.9)	92.5	785.5	(88.2)

Restructuring
and restructuring-related items	41.9	56.8	(26.2)	121.2	119.2	1.7

Operating Income/(Loss)	47.3	(320.4)	114.8	505.2	145.6	247.0

Interest expense	54.8	57.9	(5.4)	215.8	237.1	(9.0)

Other (income) expense, net	(1.2)	(8.9)	86.5	6.0	(279.9)	(102.1)

Income/(Loss) from Continuing Operations
before income taxes	(6.3)	(369.4)	98.3	283.4	188.4	50.4

Income tax expense/(benefit)	(18.7)	(89.8)	79.2	36.3	95.6	(62.0)

Income/(Loss) from Continuing Operations, net of tax	$12.4	$(279.6)	104.4	$247.1	$92.8	166.3

Income from Discontinued Operations, net of tax	-	-	-	-	152.5	(100.0)

Net Income/(Loss)	$12.4	$(279.6)	104.4	$247.1	$245.3	0.7

Less: Noncontrolling interests	0.9	1.7	(47.1)	4.3	(65.8)	106.5

Net Income attributable to Fortune Brands	$11.5	$(281.3)	104.1	$242.8	$311.1	(22.0)

Amounts attributable to Fortune Brands
common shareholders:
Income from continuing operations, net of tax	$11.5	$(281.3)	104.1	$242.8	$158.6	53.1
Income from discontinued operations, net of tax	-	-	-	-	152.5	(100.0)
Net income	$11.5	$(281.3)	104.1	$242.8	$311.1	(22.0)

Earnings Per Common Share, Basic:
Income from continuing operations attributable to
Fortune Brands common shareholders	$0.08	$(1.88)	104.3	$1.61	$1.04	54.8
Income from discontinued operations attributable to
Fortune Brands common shareholders	-	-	-	-	1.01	(100.0)
Net Income attributable to Fortune Brands
common shareholders	$0.08	$(1.88)	104.3	$1.61	$2.05	(21.5)

Earnings Per Common Share, Diluted:
Income from continuing operations attributable to
Fortune Brands common shareholders	$0.08	$(1.88)	104.3	$1.60	$1.03	55.3
Income from discontinued operations attributable to
Fortune Brands common shareholders	-	-	-	-	0.99	(100.0)
Net Income attributable to Fortune Brands
common shareholders	$0.08	$(1.88)	104.3	$1.60	$2.02	(20.8)

Avg. Common Shares Outstanding
Basic	150.4	150.0	0.3	150.3	151.7	(0.9)
Diluted	152.1	150.0	1.4	151.8	153.7	(1.2)

Actual Common Shares Outstanding
Basic				150.5	150.1	0.3
Diluted				152.1	151.6	0.3

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	% Change	2009	2008	% Change
Net Sales
Spirits	$746.4	$721.4	3.5	$2,469.6	$2,480.9	(0.5)
Home & Security	823.8	852.0	(3.3)	3,006.8	3,759.1	(20.0)
Golf	226.9	212.2	6.9	1,218.3	1,368.9	(11.0)
Total Net Sales	$1,797.1	$1,785.6	0.6	$6,694.7	$7,608.9	(12.0)

Operating Income/(Loss)
Spirits	$70.4	$126.1	(44.2)	$484.7	$543.7	(10.9)
Home & Security	35.1	(419.7)	108.4	87.0	(465.6)	118.7
Golf	(37.3)	(18.3)	(103.8)	25.0	125.3	(80.0)
Corporate expenses	(20.9)	(8.5)	(145.9)	(91.5)	(57.8)	(58.3)
Total Operating Income/(Loss)	$47.3	$(320.4)	114.8	$505.2	$145.6	247.0

Operating Income Before Charges/Gains (a)
Spirits	$185.8	$183.0	1.5	$607.5	$634.6	(4.3)
Home & Security	43.5	41.4	5.1	139.0	348.2	(60.1)
Golf	(26.7)	(18.3)	(45.9)	60.2	125.3	(52.0)
Less:
Corporate expenses	(20.9)	(8.5)	(145.9)	(87.8)	(57.8)	(51.9)

Operating Income Before Charges/Gains	181.7	197.6	(8.0)	718.9	1,050.3	(31.6)
Restructuring and
restructuring-related items	(41.9)	(56.8)	26.2	(121.2)	(119.2)	(1.7)
Asset impairment charges	(92.5)	(461.2)	79.9	(92.5)	(785.5)	88.2

Operating Income/(Loss)	$47.3	$(320.4)	114.8	$505.2	$145.6	247.0

(a) Operating Income Before Charges/Gains is Operating Income/(Loss) derived in accordance with GAAP excluding restructuring, restructuring-related items and other one-time items. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW - OLD MEASURE
	Three Months Ended December 31,		Twelve Months Ended December 31,		2010 Full Year
	2009	2008	2009	2008	Targeted Range

Free Cash Flow (b)	$158.5	$59.8	$572.5	$430.3	$260 - 360
Add:
Discontinued Operations - Sale of Wine Business	-	-	-	(31.0)	-
Net Capital Expenditures	64.8	62.1	141.6	157.0	220 - 250
Dividends Paid	28.7	66.1	152.2	261.2	115*
Cash Flow From Operations	$252.0	$188.0	$866.3	$817.5	$595 - 725

(b) Free Cash Flow (old measure) is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. It additionally excludes credits and payments of taxes on the discontinued operation sale of the wine business. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

* Assumes current dividend rate and basic shares outstanding on December 31, 2009.

FREE CASH FLOW - NEW MEASURE
			Twelve Months Ended December 31,		2010 Full Year
			2008	2009	Targeted Range

Free Cash Flow (c)			$691.5	$724.7	$375 - 475
Add:
Discontinued Operations - Sale of Wine Business			(31.0)	-	-
Net Capital Expenditures			157.0	141.6	220 - 250
Cash Flow From Operations			$817.5	$866.3	$595 - 725

(c) Free Cash Flow (new measure) is Cash Flow from Operations less net capital expenditures. It additionally excludes credits and payments of taxes on the discontinued operation sale of the wine business. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies. The Company has changed its measure of Free Cash Flow to be more consistent with how a majority of companies generally compute this measure.

EPS BEFORE CHARGES/GAINS
EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.
For the fourth quarter of 2009, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $41.9 million ($21.9 million after tax or $0.14 per diluted share) of restructuring and restructuring-related items and asset impairment charges of $92.5 million ($66.8 million after tax or $0.44 per diluted share).
For the twelve month period ended December 31, 2009, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $121.2 million ($71.7 million after tax or $0.47 per diluted share) of restructuring and restructuring-related items, asset impairment charges of $92.5 million ($66.8 million after tax or $0.44 per diluted share) and a gain of $12.5 million ($0.08 per diluted share) related to a dividend distribution from our Maxxium investment.
For the fourth quarter of 2008, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $56.8 million ($32.8 million after tax or $0.22 per diluted share) of restructuring and restructuring-related items, asset impairment charges of $461.2 millions ($348.7 million after tax or $2.29 per diluted share), the write down of the Maxxium international spirits distribution joint venture investment of $1.0 million ($0.7 million after tax or $0.01 per diluted share), and a gain on the termination of the Future Brands U.S. spirits distribution joint venture of $5.5 million ($3.4 million after tax or $0.02 per diluted share).

For the twelve month period ended December 31, 2008, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $119.2 million ($73.5 million after tax or $0.48 per diluted share) of restructuring and restructuring-related items, asset impairment charges of $785.5 million ($659.4 million after tax or $4.29 per diluted share), tax-related credits of $98.2 million ($0.64 per diluted share), the write down of the Maxxium international spirits distribution joint venture investment of $51.5 million ($51.2 million after tax or $0.33 per diluted share), an after-tax gain resulting from the repurchase of the Beam Global minority interest of $81.8 million ($0.53 per diluted share), a gain on the termination of the Future Brands U.S. spirits distribution joint venture of $233.7 million ($145.9 million after tax or $0.95 per diluted share), an accelerated Future Brands deferred gain of $72.0 million ($44.9 million after tax or $0.29 per diluted share), and V&S auction process costs of $8.2 million ($5.2 million after tax or $0.03 per diluted share).

EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	% Change	2009	2008	% Change

Earnings Per Common Share - Basic
Income from Continuing Operations
before Charges/Gains	0.67	0.65	3.1	2.45	3.80	(35.5)
Maxxium distribution gain	-	-	-	0.08	-	100.0
V&S auction process costs	-	-	-	-	(0.03)	100.0
Maxxium investment write-down	-	(0.01)	100.0	-	(0.34)	100.0
Accelerated Future Brands Deferred Gain	-	-	-	-	0.30	(100.0)
Gain on Future Brands termination	-	0.02	(100.0)	-	0.96	(100.0)
Tax-related credits	-	-	-	-	0.64	(100.0)
Asset impairment charges	(0.44)	(2.32)	81.0	(0.44)	(4.35)	89.9
Beam Global minority interest repurchase	-	-	-	-	0.54	(100.0)
Restructuring
and restructuring-related items	(0.15)	(0.22)	31.8	(0.48)	(0.48)	-

Income from Continuing Operations	0.08	(1.88)	104.3	1.61	1.04	54.8

Income from Discontinued Operations	-	-	-	-	1.01	(100.0)

Net Income	0.08	(1.88)	104.3	1.61	2.05	(21.5)

Earnings Per Common Share - Diluted
Income from Continuing Operations
before Charges/Gains	0.66	0.64	3.1	2.43	3.75	(35.2)
Maxxium distribution gain	-	-	-	0.08	-	100.0
V&S auction process costs	-	-	-	-	(0.03)	100.0
Maxxium investment write-down	-	(0.01)	100.0	-	(0.33)	100.0
Accelerated Future Brands Deferred Gain	-	-	-	-	0.29	(100.0)
Gain on Future Brands termination	-	0.02	(100.0)	-	0.95	(100.0)
Tax-related credits	-	-	-	-	0.64	(100.0)
Asset impairment charges	(0.44)	(2.29)	80.8	(0.44)	(4.29)	89.7
Beam Global minority interest repurchase	-	-	-	-	0.53	(100.0)
Restructuring
and restructuring-related items	(0.14)	(0.22)	36.4	(0.47)	(0.48)	2.1
Impact of anti-dilution	-	(0.02)	100.0	-	-	-
Income from Continuing Operations	0.08	(1.88)	104.3	1.60	1.03	55.3

Income from Discontinued Operations	-	-	-	-	0.99	(100.0)

Net Income	0.08	(1.88)	104.3	1.60	2.02	(20.8)

INCOME FROM DISCONTINUED OPERATIONS
Income from Discontinued Operations in the twelve months ended December 31, 2008 consists primarily of income tax benefits related to a capital loss carry forward position associated with the disposal of our U.S. Wine business.

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS
The company recorded pre-tax restructuring and restructuring-related items of $41.9 million ($21.9 million after tax or $0.14 per diluted share) in the three-month period ended December 31, 2009. For Spirits, these charges relate to previously announced business repositioning and U.S. supply chain activities. For Home & Security, the charges relate to supply chain realignment as well as capacity and cost reduction initiatives. For Golf, the charges relate to cost reduction initiatives and supply chain realignment.

The company recorded pre-tax restructuring and restructuring-related items of $121.2 million ($71.7 million after tax or $0.47 per diluted share) in the twelve-month period ended December 31, 2009. For Spirits, these charges relate to previously announced business repositioning and U.S. supply chain activities. For Home & Security, the charges relate to supply chain realignment, capacity and cost reduction initiatives and exit of a select low return product offering. For Golf, the charges relate to cost reduction initiatives and supply chain realignment. For Corporate, the charges relate to the disposal of corporate fixed assets.

	Three Months Ended December 31, 2009
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$20.2	$-	$2.7	$22.9
Home & Security	5.0	2.5	0.9	8.4
Golf	9.5	1.0	0.1	10.6
Total	$34.7	$3.5	$3.7	$41.9

Income tax benefit				20.0
Net charge				$21.9
Charge per common share
Basic				$0.15
Diluted				$0.14

	Twelve Months Ended December 31, 2009
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$25.1	$0.6	$4.6	$30.3
Home & Security	21.8	26.1	4.1	52.0
Golf	31.3	2.3	1.6	35.2
Corporate	$3.7	$-	$-	$3.7
Total	$81.9	$29.0	$10.3	$121.2

Income tax benefit				49.5
Net charge				$71.7
Charge per common share
Basic				$0.48
Diluted				$0.47

RECONCILIATION OF FULL YEAR 2009 EARNINGS GUIDANCE TO GAAP
For the full year, the company targeted diluted EPS Before Charges/Gains from continuing operations to be in the range of $2.10 to $2.30 per share. On a GAAP basis, the company targeted diluted EPS from continuing operations to be in the range of $1.60 to $1.80 per share.

RECONCILIATION OF FULL YEAR 2010 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS Before Charges/Gains from continuing operations to be in the range of $2.30 to $2.80 per share. On a GAAP basis, the company is currently targeting diluted EPS from continuing operations to be in the range of $2.20 to $2.70 per share.
EPS Before Charges/Gains from continuing operations is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.
EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31,	December 31,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$417.2	$163.3
Accounts receivable, net	949.0	918.5
Inventories	2,016.6	1,975.4
Other current assets	488.9	410.9
Total current assets	3,871.7	3,468.1

Property, plant and equipment, net	1,467.9	1,553.9
Intangibles resulting from
business acquisitions, net	6,764.9	6,783.2
Other assets	266.1	286.7
Total assets	$12,370.6	$12,091.9

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$51.3	$31.6
Current portion of long-term debt	-	5.0
Accounts payable	468.5	387.7
Other current liabilities	943.8	765.8
Total current liabilities	1,463.6	1,190.1

Long-term debt	4,413.3	4,688.6
Other long-term liabilities	1,388.0	1,513.6
Total liabilities	7,264.9	7,392.3

Stockholders' equity	5,092.4	4,686.0
Noncontrolling interests	13.3	13.6
Total equity	5,105.7	4,699.6
Total liabilities and equity	$12,370.6	$12,091.9

WORKING CAPITAL CHANGE RECONCILIATION

Working Capital as of December 31, 2008 (1)	$2,506.2

Cash flow provided from net decline	(258.8)

Impact of:
Acquisitions	129.8
Foreign exchange effects	119.9

Working Capital as of December 31, 2009 (1)	$2,497.1

(1) Represents Accounts receivable plus Inventory less Accounts payable as of the applicable balance sheet date.

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Three Months Ended December 31, 2009
$ - millions, except per share amounts

		Restructuring	Asset		Gain on	Before
		and related	impairment	Maxxium	Future Brands	charges/
	GAAP	expenses	charges	write-down	termination	gains

	FOURTH QUARTER
2009

Net Sales	1,797.1	-	-	-	-	1,797.1

Cost of goods sold	955.4	(3.5)	-	-	-	951.9
Excise taxes	139.3	-	-	-	-	139.3
Advertising and SG&A	519.4	(3.7)	-	-	-	515.7
Amortization of intangibles	8.5	-	-	-	-	8.5
Asset impairment charges	92.5		(92.5)			-
Restructuring expenses	34.7	(34.7)	-	-	-	-

Operating Income	47.3	41.9	92.5	-	-	181.7

Interest expense	54.8	-	-	-	-	54.8
Other expense/(income), net	(1.2)	-	-	-	-	(1.2)

Income before taxes	(6.3)	41.9	92.5	-	-	128.1

Income tax (benefit)/expense	(18.7)	20.0	25.7	-	-	27.0

Income from Continuing Operations	12.4	21.9	66.8	-	-	101.1

Net Income	12.4	21.9	66.8	-	-	101.1

Less: Noncontrolling interests	0.9					0.9

Net Income attributable to Fortune Brands	11.5	21.9	66.8	-	-	100.2

Average Diluted Shares Outstanding	152.1					152.1

Diluted EPS from Continuing Operations	0.08					0.66

2008

Net Sales	1,785.6	-	-	-	-	1,785.6

Cost of goods sold	960.9	(9.8)	-	-	-	951.1
Excise taxes	157.5	-	-	-	-	157.5
Advertising and SG&A	473.4	(6.3)	-	-	-	467.1
Amortization of intangibles	12.3	-	-	-	-	12.3
Asset impairment charges	461.2	-	(461.2)	-	-	-
Restructuring expenses	40.7	(40.7)	-	-	-	-

Operating Income/(Loss)	(320.4)	56.8	461.2	-	-	197.6

Interest expense	57.9	-	-	-	-	57.9
Other expense/(income), net	(8.9)	-	-	(1.0)	5.5	(4.4)

Income/(Loss) before taxes	(369.4)	56.8	461.2	1.0	(5.5)	144.1

Income tax (benefit)/expense	(89.8)	24.0	112.5	0.3	(2.1)	44.9

Income/(Loss) from Continuing Operations	(279.6)	32.8	348.7	0.7	(3.4)	99.2

Income from Discontinued Operations	-	-	-	-	-	-

Net Income	(279.6)	32.8	348.7	0.7	(3.4)	99.2

Less: Noncontrolling interests	1.7	-	-	-	-	1.7

Net Income attributable to Fortune Brands	(281.3)	32.8	348.7	0.7	(3.4)	97.5

Average Diluted Shares Outstanding	150.0					150.0

Diluted EPS from Continuing Operations	(1.88)					0.64

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Twelve Months Ended December 31, 2009
$ - millions, except per share amounts

							Gain on	Accelerated
		Restructuring	Asset	Tax credit/		Minority	Future	Future	V&S	Maxxium	Before
		and related	impairment	Discontinued	Maxxium	interest	Brands	Brands	acquisition	Distribution	charges/
	GAAP	expenses	charges	operations	write-down	write-down	termination	deferred gain	costs	Gain	gains

	YEAR TO DATE
2009

Net Sales	6,694.7	-	-	-	-	-	-	-	-	-	6,694.7

Cost of goods sold	3,550.5	(29.0)	-	-	-	-	-	-	-	-	3,521.5
Excise taxes	489.3	-	-	-	-	-	-	-	-	-	489.3
Advertising and SG&A	1,941.6	(10.3)	-	-	-	-	-	-	-	-	1,931.3
Amortization of intangibles	33.7	-	-	-	-	-	-	-	-	-	33.7
Asset impairment charges	92.5	-	(92.5)	-	-	-	-	-	-	-	-
Restructuring expenses	81.9	(81.9)	-	-	-	-	-	-	-	-	-

Operating Income	505.2	121.2	92.5	-	-	-	-	-	-	-	718.9

Interest expense	215.8	-	-	-	-	-	-	-	-	-	215.8
Other expense, net	6.0	-	-	-	-	-	-	-	-	12.5	18.5

Income before taxes	283.4	121.2	92.5	-	-	-	-	-	-	(12.5)	484.6

Income taxes	36.3	49.5	25.7	-	-	-	-	-	-	-	111.5

Income from Continuing Operations	247.1	71.7	66.8	-	-	-	-	-	-	(12.5)	373.1

Net Income	247.1	71.7	66.8	-	-	-	-	-	-	(12.5)	373.1

Less: Noncontrolling interests	4.3	-	-	-	-	-	-	-	-	-	4.3

Net Income attributable
to Fortune Brands	242.8	71.7	66.8	-	-	-	-	-	-	(12.5)	368.8

Average Diluted Shares Outstanding	151.8										151.8

Diluted EPS from Continuing Operations	1.60										2.43

2008

Net Sales	7,608.9	-	-	-	-	-	-	-	-	-	7,608.9

Cost of goods sold	4,044.8	(13.5)	-	-	-	-	-	-	-	-	4,031.3
Excise taxes	503.8	-	-	-	-	-	-	-	-	-	503.8
Advertising and SG&A	1,997.8	(23.9)	-	-	-	-	-	-	-	-	1,973.9
Amortization of intangibles	49.6	-	-	-	-	-	-	-	-	-	49.6
Asset impairment charges	785.5	-	(785.5)	-	-	-	-	-	-	-	-
Restructuring expenses	81.8	(81.8)	-	-	-	-	-	-	-	-	-

Operating Income	145.6	119.2	785.5	-	-	-	-	-	-	-	1,050.3

Interest expense	237.1	-	-	-	-	-	-	-	-	-	237.1
Other expense/(income), net	(279.9)	-	-	-	(51.5)	(0.3)	233.7	72.0	(8.2)	-	(34.2)

Income before taxes	188.4	119.2	785.5	-	51.5	0.3	(233.7)	(72.0)	8.2		847.4

Income taxes	95.6	45.7	126.1	98.2	0.3	0.1	(87.8)	(27.1)	2.9	-	254.0

Income from Continuing Operations	92.8	73.5	659.4	(98.2)	51.2	0.2	(145.9)	(44.9)	5.3	-	593.4

Income from Discontinued Operations	152.5	-	-	(152.5)	-	-	-	-	-	-	-

Net Income	245.3	73.5	659.4	(250.7)	51.2	0.2	(145.9)	(44.9)	5.3	-	593.4

Less: Noncontrolling interests	(65.8)	-	-	-	-	82.0	-	-	-	-	16.2

Net Income attributable
to Fortune Brands	311.1	73.5	659.4	(250.7)	51.2	(81.8)	(145.9)	(44.9)	5.3	-	577.2

Average Diluted Shares Outstanding	153.7										153.7

Diluted EPS from Continuing Operations	1.03										3.75

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
December 31, 2009
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests)		Average		ROE based on Net Income attributable to
	Before Charges/Gains less Preferred Dividends		Stockholders' Equity		Fortune Brands Before Charges/Gains

Fortune Brands	$ 372.6	/	$5,127.8	=	7.3%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests)		Average		ROE based on GAAP Net Income
	less Preferred Dividends		Stockholders' Equity		attributable to Fortune Brands

Fortune Brands	$ 246.6	/	$4,829.2	=	5.1%

Return on Equity - or ROE - Before Charges/Gains is net income (excluding noncontrolling interests) less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the thirteen month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity and non-controlling interests) excluding any restructuring, restructuring-related items and other one-time items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
December 31, 2009
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests)		Average		ROIC based on Net Income attributable to
	Before Charges/Gains plus after-tax Interest Expense		Invested Capital		Fortune Brands Before Charges/Gains

Fortune Brands	$ 511.2	/	$9,706.0	=	5.3%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests)		Average		ROIC based on GAAP Net Income
	plus after-tax Interest Expense		Invested Capital		attributable to Fortune Brands

Fortune Brands	$ 385.2	/	$9,402.2	=	4.1%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income (excluding noncontrolling interests) plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the thirteen month average of GAAP Invested Capital (net debt plus stockholders' equity less noncontrolling interests) excluding any restructuring, restructuring-related and one-time items.

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
For the Three Months Ended December 31, 2009
(Unaudited)

Three Months Ended December 31, 2009
Spirits
Comparable Net Sales	(4%)
Foreign currency exchange rates	6%
Spirits excise taxes	(2%)
Route-to-Market	4%
Other	0%
Net Sales, GAAP basis	4%

Home & Security
Comparable Net Sales	(4%)
Foreign currency exchange rates	1%
Divested entities and product lines	0%

Net Sales, GAAP basis	(3%)

Golf
Comparable Net Sales	2%
Foreign currency exchange rates	5%

Net Sales, GAAP basis	7%

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes, the net sales from divested entities and product lines for the period in which the brand was owned, and the impact of required accounting related to Spirits route-to-market. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410